UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

2375 Waterview Drive Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 405-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	CF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

CF Industries Holdings, Inc. (the “Company”) is amending its Current Report on Form 8-K originally filed on January 7, 2026 to disclose certain compensation arrangements for Gregory D. Cameron, as described below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on January 5, 2026, the Company and Mr. Cameron, executive vice president and chief financial officer of the Company, mutually agreed that Mr. Cameron will separate from the Company, effective as of February 15, 2026. The separation is a termination without cause and is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Company and Mr. Cameron have entered into a Separation and Release Agreement, dated as of January12, 2026 (the “Separation Agreement”), in connection with Mr. Cameron’s separation. Under the terms of the Separation Agreement, Mr. Cameron will continue to receive his current base salary through the February 15, 2026 (the “Separation Date”) and will receive his 2025 bonus under the Company’s Annual Incentive Plan, based on actual performance for 2025 of the applicable corporate performance metrics, payable at the same time 2025 bonuses are paid to senior executives of the Company. In addition, provided that he executes a release of claims in favor of the Company on or within 21 days following the Separation Date and such release becomes effective, Mr. Cameron will also receive (i) a lump sum payment of an amount equal to his current base salary; (ii) a pro rata portion of his 2026 bonus under the Company’s Annual Incentive Plan, based on actual performance for 2026 of the applicable corporate performance metrics, payable at the same time 2026 bonuses are paid to senior executives of the Company; and (iii) pro rata vesting of his outstanding Company equity awards treating his termination of employment on the Separation Date on the same terms as if his termination was a Special Retirement (within the meaning of the agreements governing Mr. Cameron’s outstanding equity awards).

Under the Separation Agreement, Mr. Cameron agreed not to disparage or impugn the reputation or goodwill of the Company and also agreed that he would not compete with, or solicit customers, clients or employees of, the Company through February 15, 2027.

The foregoing descriptions of the terms and conditions of the Separation Agreement do not purport to be complete and are qualified in their entirety by reference to the text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation and Release Agreement, dated January 12, 2026, between CF Industries Holdings, Inc. and Gregory D. Cameron.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2026	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Michael P. McGrane
	Name:	Michael P. McGrane
	Title:	Senior Vice President, General Counsel, and Secretary

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